CERTIFICATION OF FORM N-SAR

Registrant Name:  Northwestern Mutual Series Fund, Inc.
File Number:  811-3290
Registrant CIK Number:  0000742212



This report covering the fiscal year ending December
31, 2012, is signed on behalf of Northwestern Mutual Series
Fund, Inc. (Registrant) in the city of Milwaukee and the State of Wisconsin on the 28th day of February, 2013.



Signatory:

/s/Barbara E. Courtney

Barbara E. Courtney
Controller and Chief Accounting Officer


Witness:

/s/Kevin J. Bath

Kevin J. Bath
Manager of Fund Administration